EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

                                                                     PERCENTAGE
                                                                     OF VOTING
                                                                     SECURITIES
                                                      STATE OF        OWNED BY
                                                   INCORPORATION     REGISTRANT
                                                   -------------     ----------

       Compupower Corporation                      Delaware             100%

       Value Line Securities, Inc.                 New York             100%

       The Vanderbilt Advertising Agency, Inc.     New York             100%

       Value Line Publishing, Inc.                 New York             100%

       Value Line Distribution Center, Inc.        New Jersey           100%
















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